Exhibit 99.1

  99¢ ONLY STORES® REPORTS THIRD QUARTER FISCAL 2009 FINANCIAL RESULTS

Profit Improvement Plan Continues on Track for Non-Texas Operations

CITY OF COMMERCE, Calif. – February 4, 2009 - 99¢ Only Stores® (NYSE:NDN) (the “Company”) announces its financial results for the third quarter of fiscal 2009 ended December 27, 2008.  The Company announced on February 2, 2009 that approximately one third of its Texas stores are expected to be closed by the end of the current fiscal year, and that it has suspended plans to exit the Texas market for up to six months to re-evaluate its Texas operation.  In this release, in addition to its consolidated results, the Company provides a report and analysis of both its non-Texas operations (which comprise all of its operations in California, Arizona, and Nevada and approximately 90% of its retail sales revenue) and its Texas operations as further explained herein.

Highlights for Third Quarter Fiscal 2009 versus Third Quarter Fiscal 2008:

▪	Retail sales in the Company’s non-Texas retail operations increased by 9.2% to $307.3 million and same-store sales increased 4.4%

▪	Non-Texas operations gross margin increased by 58 basis points to 41.0%

▪	Product cost decreased by 62 basis points to 55.6% of sales despite rising food and commodity costs

▪	Shrink and scrap decreased 50 basis points to 2.8%

▪	Other costs of sales increased 53 basis points primarily due to reduced cardboard recycling revenue

▪	Non-Texas SG&A expenses decreased by 97 basis points

▪	Retail operating costs improved 89 basis points

▪	Distribution and transportation costs improved 16 basis points

▪	Corporate G&A costs were reduced by 9 basis points

▪	Non-Texas operations operating income increased to $20.6 million from $14.5 million, an improvement of 155 basis points to 6.5% of sales.

▪	The Consolidated Net Income for Non-Texas and Texas operations combined was $12.5 million or $0.18 per diluted share versus $9.5 million or $0.14 per diluted share.

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Eric Schiffer, CEO of 99¢ Only Stores®, stated, “We are pleased with our third quarter performance.  We improved both our top and bottom line results due to a number of factors, including the continued implementation and execution of our long-term profit improvement plan.  In the third quarter, our non-Texas operations experienced a meaningful improvement in operating efficiencies, including a year-over-year reduction in store labor costs of nearly 50 basis points as we successfully implemented labor saving changes in our stores without compromising our high housekeeping and visual appeal standards.  We also achieved a 50 basis point decline in shrink and scrap in our non-Texas operations despite an increase in sales of perishable grocery items that are more susceptible to spoilage.  We are pleased with the progress we are making in our efforts to improve our short term and long term operating results.”

Consolidated Results (including Non-Texas and Texas operations)

The Company is reporting the results of its Texas operations on a consolidated basis with its non-Texas operations in its Quarterly Report on Form 10-Q for the third quarter of fiscal 2009 in accordance with GAAP.  When stores (and potentially other facilities) in Texas are sold or cease operations in future quarters, including the approximately one third of its Texas stores the Company is closing prior to its fiscal year end, the operating results for those locations will be reported utilizing the accounting treatment for store closings and fixed asset sales as appropriate, and do not qualify for treatment as discontinued operations until either six months transpires without further board action or until the board takes action earlier to permanently exit the Texas market, provided, however, that they may not qualify for discontinued operations treatment at all if the board acts to continue to suspend or to terminate the exit plan.  In addition, during the evaluation period described in our February 2nd release, the Company will continue to provide a management analysis of its quarterly operating results for non-Texas and Texas operations and a reconciliation to its GAAP consolidated results as in Table 1 at the end of this release.  In light of the Company’s announced exit plan and suspension of this plan for up to six months, the Company believes it is more meaningful to investors to review an analysis of its results of operations separately for non-Texas and Texas operations in addition to its consolidated results.  The analysis for Texas operations provided in Table 1 includes only revenues and expenses incurred directly in Texas operations with no allocation of costs incurred in the California distribution centers or corporate offices, which are not material to non-Texas results, but may be material to Texas results.  During the third quarter of fiscal 2009, Texas operations were operated with an intention of exiting the Texas market, and these quarterly results may not be indicative of the cost structure for an ongoing operation.  These non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s consolidated results prepared in accordance with GAAP.

Net consolidated sales for the third quarter of fiscal 2009 were $351.1 million, an 8.0% increase compared to net sales of $325.0 million for the third quarter of fiscal 2008.  Retail sales for the third quarter of fiscal 2009 were $341.0 million, up 8.4% compared to retail sales of $314.6 million in the same period last year.  Same-store sales for the third quarter of fiscal 2009 increased 4.2% versus the third quarter of fiscal 2008.  The third quarter of fiscal 2009 contained 91 selling days compared to 92 selling days in the third quarter of fiscal 2008 due to the Company’s change to a retail calendar.

Consolidated gross profit for the fiscal 2009 third quarter was $142.8 million, compared to $130.5 million in the third quarter of the prior fiscal year.  The Company's consolidated gross profit margin was 40.7% in the fiscal 2009 third quarter versus 40.2% in the third quarter of the prior fiscal year.

Selling, general, and administrative expenses were $125.9 million, or 35.9% of consolidated sales, in the fiscal 2009 third quarter versus $118.3 million, or 36.4% of sales, in the third quarter of the prior year.

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Consolidated operating income for the third quarter of fiscal 2009 was $16.9 million, compared to $12.2 million in the third quarter of fiscal 2008.  Operating income as a percentage of sales increased 100 basis points to 4.8% in the third quarter of fiscal 2009 versus 3.8% in the comparable period last year.

Net income for the third quarter of fiscal 2009 increased to $12.5 million, or $0.18 per diluted share, compared to net income of $9.5 million, or $0.14 per diluted share, for the third quarter of fiscal 2008.

For the first three quarters of fiscal 2009, net sales were $973.8 million, compared to net sales of $908.9 million in the first three quarters of fiscal 2008.  Retail sales for the first three quarters of fiscal 2009 were $943.1 million, compared to $878.1 million in the comparable period last year.  Same-store sales increased 2.9% in the first three quarters of fiscal 2009.  Net income for the first three quarters of fiscal 2009 was $1.5 million, or $0.02 per diluted share, compared to net income of $7.3 million, or $0.10 per diluted share in the first three quarters of fiscal 2008.  The first three quarters of fiscal 2009 net income results include a Texas leasehold asset impairment charge of $10.1 million relating to the Company’s September 2008 decision to exit the Texas market.

Results of Non-Texas Operations

Retail sales for the Company’s non-Texas operations were $307.3 million in the third quarter of fiscal 2009, a 9.2% increase from retail sales of $281.5 in the comparable period last year.  Same-store sales for the third fiscal quarter increased 4.4%.  (See Table 1 at the end of this release for a non-GAAP management analysis of non-Texas and Texas operations and reconciliation to GAAP consolidated results.)

Gross profit for the Company’s non-Texas operations was $129.6 million in the third quarter of fiscal 2009, compared to $117.5 million the third quarter of fiscal 2008.  This equates to a gross profit margin of 41.0% for the third quarter of fiscal 2009, a 58 basis point improvement from a gross profit margin of 40.4% in the comparable period last year.  This improvement reflects a 62 basis point improvement in product margins and a 50 basis point improvement in shrink and scrap. The Company believes this improvement is a result of the success of its variable pricing, new point 99 price change, and merchandising initiatives in the midst of consumer demand shifts to lower margin food products, and a result of the Company’s focus on reducing spoilage and other sources of shrink.

Non-Texas selling, general, and administrative expenses were $109.0 million, or 34.5% of sales, in the fiscal 2009 third quarter versus $103.0 million, or 35.5% of sales, in the third quarter of the prior year.  The Company’s improved SG&A expenses ratio is a result of decreased store labor costs despite minimum wage increases in California and Arizona, reflecting higher labor productivity. This is a key objective in the Company’s profit improvement plan.  Additionally, the Company’s distribution and transportation costs improved 16 basis points, highlighting progress with the Company’s key strategic initiative to improve distribution and transportation costs. Also, corporate G&A costs were contained during this high revenue quarter to 4.1%, well below the Company’s annual goal of 4.6% of sales.

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Non-Texas operating income for the third quarter of fiscal 2009 was $20.6 million, an operating margin of 6.5% of sales, compared to $14.5 million and operating margin of 5.0% of sales in the third quarter of fiscal 2008.  This represents an operating margin improvement of 155 basis points.

Mr. Schiffer concluded, “We continue to experience solid traffic trends and remain well-positioned to capitalize on the current economic condition by offering consumers remarkable savings on every-day household items.  Although we are unsure how positively the challenging economy may affect our sales, we do believe 99¢ Only Stores, similar to other value-focused businesses such as Wal-Mart and McDonald’s, is well positioned to benefit from the recessionary economy.  Overall, I am pleased to report we expect to keep our profit improvement plan on track in our core, non-Texas operations.  Our decision to suspend our exit from the Texas market for up to six months does not diminish our commitment to evaluate our use of capital and over the long-term to optimize our return on investment across all our operations.”

Cash and Liquidity

As of the end of the third quarter, the Company held $135.2 million in cash and short and long term marketable securities, and had no debt.  All three of the Company’s consolidated variable interest entity partnerships have been substantially wound up during the third quarter, and the construction loan associated with one partnership which was the Company’s only long term debt has been retired.

SHARE REPURCHASE PROGRAM

During the quarter, the Company did not repurchase any shares of its common stock. The Company has approximately $29 million remaining of its authorized share repurchase program.

STORE OPENINGS/CLOSURES

During the first three quarters of fiscal 2009, the Company opened 17 stores, 12 in California, two in Texas, two in Arizona, and one in Nevada.  During the fourth quarter of fiscal 2009, the Company opened one store in California in January and will open one store in Arizona on February 12th.  The Company currently operates 281 stores, with 199 stores in California, 46 in Texas, 24 in Arizona, and 12 in Nevada.  As announced on February 2nd, the Company will close approximately one third of its Texas stores during the fourth quarter of fiscal 2009.

OUTLOOK

The Company experienced strong same-store sales for January and with this, a shift in customer demand to food categories which are below its average gross margin. When considering specific quarterly comparisons in the fourth quarter of fiscal 2009, it is important to keep in mind that same-store sales will be negatively impacted in March by the shift of the Easter holiday into the first quarter of fiscal 2010 versus the fourth quarter of fiscal 2008.  The magnitude of this shift is demonstrated where the Company had no Easter sales in the first quarter of fiscal 2009 ended June 28, 2008 and two weeks of Easter sales in the prior year’s first quarter, and we announced same-store sales of negative 0.5% for the first quarter of fiscal 2009 overall and positive 1.7% for the 11 week period following the Easter shift. For its non-Texas operations, which represent about 90% of its retail revenues, the Company believes the benefits of its pricing, merchandising programs, improvements in labor productivity, reduced shrink and scrap, and efficiencies in distribution, transportation, and overhead will continue to improve and enable the Company to achieve its long term profit improvement plan.

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CONFERENCE CALL DETAILS

The Company’s conference call to discuss our third quarter and the other matters described in this release is scheduled for today, February 4, 2009 at 1:30 p.m. Pacific Time.  Investors interested in participating in the live call can dial (800) 762-8779 from the U.S.  International callers can dial (480) 248-5081.  Please phone in approximately 10 minutes before the call is scheduled to begin and hold for an operator to assist you.  Please inform the operator that you are calling in for 99¢ Only Stores’ Third Quarter Fiscal 2009 Earnings Release conference call, and be prepared to provide the operator with your name, company name, and position if requested.  A telephone replay will be available approximately two hours after the call concludes and will be available through February 18, 2009, by dialing (800) 406-7325 from the U.S., or (303) 590-3030 from international locations, and entering confirmation code 3974151.

A copy of this press release and any other financial and statistical information about the period to be presented in the conference call will be available prior to the call at the section of the Company’s website entitled “Investor Relations” at www.99only.com.

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99¢ ONLY STORES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 27, 2008	March 29, 2008
	(Unaudited)
ASSETS
Current Assets:
Cash	$15,742	$9,462
Short-term investments	89,285	80,393
Accounts receivable, net for allowance of doubtful accounts of $100 and $159 at December 27, 2008 and March 29, 2008, respectively	1,955	2,144
Income taxes receivable	2,845	2,712
Deferred income taxes	29,221	29,221
Inventories, net	176,534	138,167
Assets held for sale	7,521	8,724
Other	3,532	7,217
Total current assets	326,635	278,040
Property and equipment, net	275,250	287,082
Long-term deferred income taxes	29,039	27,906
Long-term investments in marketable securities	30,126	41,852
Deposits and other assets	14,130	14,530
Total assets	$675,180	$649,410

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$48,715	$25,048
Payroll and payroll-related	12,414	10,181
Sales tax	6,979	5,527
Other accrued expenses	21,139	16,511
Workers’ compensation	42,892	42,814
Current portion of capital lease obligation	63	59
Construction loan, current	—	7,319
Total current liabilities	132,202	107,459
Deferred rent	10,215	10,663
Deferred compensation liability	3,163	4,213
Capital lease obligation, net of current portion	535	584
Other liabilities	454	—
Total liabilities	146,569	122,919

Commitments and contingencies
Shareholders’ Equity:
Preferred stock, no par value – authorized, 1,000,000 shares; no shares issued or outstanding	—	—
Common stock, no par value – authorized, 200,000,000 shares; issued and outstanding, 69,947,313 shares at December 27, 2008 and 70,060,491 shares at March 29, 2008	231,865	228,673
Retained earnings	299,105	298,478
Other comprehensive loss	(2,359)	(660)
Total shareholders’ equity	528,611	526,491
Total liabilities and shareholders’ equity	$675,180	$649,410

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99¢ ONLY STORES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Third Quarter Ended		For the Three Quarters Ended
	December 27, 2008	December 31, 2007	December 27, 2008	December 31, 2007
Net Sales:
99¢ Only Stores	$340,988	$314,630	$943,105	$878,104
Bargain Wholesale	10,093	10,345	30,676	30,753
Total sales	351,081	324,975	973,781	908,857

Cost of sales (excluding depreciation and amortization expense shown separately below)	208,248	194,470	591,385	556,121
Gross profit	142,833	130,505	382,396	352,736
Selling, general and administrative expenses:
Operating expenses	117,109	110,021	353,010	324,965
Depreciation and amortization	8,835	8,297	26,236	24,761
Total selling, general and administrative expenses	125,944	118,318	379,246	349,726
Operating income	16,889	12,187	3,150	3,010
Other (income) expense:
Interest income	(835)	(1,746)	(3,067)	(5,612)
Interest expense	370	186	778	581
Other	227	—	1,582	(345)
Total other (income), net	(238)	(1,560)	(707)	(5,376)
Income before provision for income taxes and minority interest	17,127	13,747	3,857	8,386
Provision for income taxes	4,674	4,225	972	1,071
Net income before minority interest	12,453	9,522	2,885	7,315
Minority interest	—	—	(1,357)	—
Net income	$12,453	$9,522	$1,528	$7,315
Earnings per common share:
Basic	$0.18	$0.14	$0.02	$0.10
Diluted	$0.18	$0.14	$0.02	$0.10
Weighted average number of common shares outstanding:
Basic	69,985	70,060	70,021	70,038
Diluted	70,177	70,060	70,084	70,136

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99¢ ONLY STORES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except per share data)

	For the Three Quarters Ended
	December 27, 2008	December 31, 2007
Cash flows from operating activities:
Net income	$1,528	$7,315
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,236	24,761
Loss on disposal of fixed assets	341	42
Gain on sale of partnerships	(760)	—
Fixed assets impairment	10,355	531
Investments impairment	1,677	—
Minority interest in partnership	1,357	—
Excess tax deficiency (benefit) from share-based payment arrangements	7	(130)
Deferred income taxes	(1,133)	—
Stock-based compensation expense	2,488	3,567
Tax benefit from exercise of non qualified employee stock options	—	247
Changes in assets and liabilities associated with operating activities:
Accounts receivable	189	798
Inventories	(36,981)	(11,603)
Deposits and other assets	788	1,352
Accounts payable	22,259	(729)
Accrued expenses	9,894	3,164
Accrued workers’ compensation	78	(746)
Income taxes	(133)	(3,273)
Deferred rent	(448)	1,541
Net cash provided by operating activities	37,742	26,837

Cash flows from investing activities:
Purchases of property and equipment	(26,797)	(34,553)
Sale of fixed assets	257	—
Purchases of investments	(50,158)	(242,696)
Sales and maturity of available for sale securities	48,483	250,456
Proceeds from sale of partnership asset	2,218	—
Acquisition of partnership assets	(4,566)	—
Net cash used in investing activities	(30,563)	(26,793)

Cash flows from financing activities:
Repurchases of common stock	(901)	—
Payments of capital lease obligation	(45)	(42)
Proceeds from exercise of stock options	54	812
Proceeds from the consolidation of construction loan	—	20
Excess tax (deficiency) benefit from share-based payment arrangements	(7)	130
Net cash (used in) provided by financing activities	(899)	920

Net increase in cash	6,280	964
Cash and cash equivalents - beginning of period	9,462	983
Cash and cash equivalents - end of period	$15,742	$1,947

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99¢ ONLY STORES
Management Analysis of Non-Texas and Texas Operations and Reconciliation to GAAP Statements
TABLE 1

Description	Non-Texas		Non-Texas		Texas		Texas		Consolidated		Consolidated
	Q3		Q3		Q3		Q3		Q3		Q3
($ millions) (2)	FY09	% Sales	FY08	% Sales	FY09	% Sales	FY08	% Sales	FY09	% Sales	FY08	% Sales
Revenues
Retail	$307.3		$281.5		$33.7		$33.1		$341.0		$314.6
Bargain Wholesale	$8.7		$8.9		$1.4		$1.4		$10.1		$10.3
Total	$315.9	100%	$290.4	100%	$35.1	100%	$34.5	100%	$351.1	100%	$325.0	100%

Cost of Goods Sold
Purchase Cost	$175.8	55.6%	$163.4	56.3%	$19.4	55.1%	$19.1	55.4%	$195.2	55.6%	$182.5	56.2%
Shrink (including scrap)	$8.7	2.8%	$9.5	3.3%	$1.8	5.2%	$1.7	4.9%	$10.6	3.0%	$11.2	3.4%
Other	$1.8	0.6%	$.1	0.0%	$.8	2.2%	$.7	2.0%	$2.5	0.7%	$.8	0.2%
Total Cost of Goods Sold	$186.3	59.0%	$173.0	59.6%	$21.9	62.4%	$21.5	62.3%	$208.2	59.3%	$194.5	59.8%

Gross Margin	$129.6	41.0%	$117.5	40.4%	$13.2	37.6%	$13.0	37.7%	$142.8	40.7%	$130.5	40.2%

Selling, General and Administrative Expenses
Retail Operating	$70.4	22.3%	$67.3	23.2%	$10.2	29.0%	$10.1	29.2%	$80.6	23.0%	$77.4	23.8%
Distribution and Transportation	$17.1	5.4%	$16.1	5.6%	$2.4	6.7%	$2.4	6.8%	$19.4	5.5%	$18.5	5.7%
Corporate G&A	$12.8	4.1%	$12.0	4.1%	$.7	2.0%	$.4	1.1%	$13.5	3.8%	$12.4	3.8%
Other (1)	$2.1	0.7%	$1.6	0.6%	$1.5	4.3%	$.1	0.4%	$3.6	1.0%	$1.8	0.5%

Operating Expenses	$102.3	32.4%	$97.1	33.4%	$14.8	42.0%	$13.0	37.5%	$117.1	33.4%	$110.0	33.9%
Depreciation and Amortization	$6.6	2.1%	$6.0	2.1%	$2.2	6.2%	$2.3	6.8%	$8.8	2.5%	$8.3	2.6%
Total Operating Expenses	$109.0	34.5%	$103.0	35.5%	$16.9	48.2%	$15.3	44.3%	$125.9	35.9%	$118.3	36.4%

Operating income	$20.6	6.5%	$14.5	5.0%	$(3.7)	-10.6%	$(2.3)	-6.6%	$16.9	4.8%	$12.2	3.8%

Other (Income) Expense, net									$(.2)	-0.1%	$(1.6)	-0.5%
Income before provision for income taxes									$17.1	4.9%	$13.7	4.2%

Provision for Income Taxes									$4.7	1.3%	$4.2	1.3%
Net income									$12.5	3.5%	$9.5	2.9%

EPS
Basic									$0.18		$0.14
Diluted									$0.18		$0.14
Shares Outstanding
Basic									69,985		70,060
Diluted									70,177		70,060

(1)	Other SG&A includes Stock-based compensation, Texas Severance pay, Partnership loss and SG&A for the Bargain Wholesale division.
(2)	Dollar amounts and percentages may not add up due to rounding.

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*                      *                      *                      *                      *

Founded over 25 years ago, 99¢ Only Stores® operates 281 extreme value retail stores with 199 in California, 46 in Texas, 24 in Arizona and 12 in Nevada. 99¢ Only Stores® emphasizes quality name-brand consumables, priced at an excellent value, in convenient, attractively merchandised stores. Over 50% of the company’s product mix consists of food and beverage including produce, dairy, deli and frozen foods, along with fresh baked goods and gourmet foods. The Company’s New York Stock Exchange symbol is NDN.

We have included statements in this release that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. The words "expect," "estimate," "anticipate," "predict," "believe," “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Such statements appear in this release and include statements regarding the intent, belief or current expectations of the Company, its directors or officers with respect to, among other things, trends affecting the financial condition or results of operations of the Company, the business and growth strategies of the Company, future actions with respect to our Texas market and the results of the Company’s operational and other improvements, including pursuant to the Company’s profit improvement plan. The shareholders of the Company and other readers are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this release for the reasons, among others, discussed herein and in the reports and other documents the Company files from time to time with the Securities and Exchange Commission, including the risk factors contained in the Section – “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Note to Editors: 99¢ Only Stores® news releases and information available at www.99only.com.  Contact Rob Kautz, EVP & CFO, 323-881-1293

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